Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Third Quarter 2025 Results

Continued Execution of Strategic Initiatives to Position the Organization to Reaccelerate Growth

PITTSBURGH, PA – November 12, 2025 - Mastech Digital, Inc. (NYSE American: MHH) (“Mastech Digital”), a leading provider of Digital Transformation IT Services, announced today its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights:

•	Total consolidated revenues of $48.5 million, reflecting a decrease of 6.4% on a year-over-year basis, and a decrease of 1% on a sequential basis from the second quarter of 2025.

•	Data and Analytics Services segment revenues of $7.9 million, compared to $9.4 million in the third quarter of 2024, as cautious client spending and elongated decision-making cycles continued.

•	IT Staffing Services segment revenues of $40.6 million, compared to $42.4 million in the third quarter of 2024, due to a decrease in billable consultants.

•	Gross profits of $13.5 million, compared to $14.8 million in the third quarter of 2024 and $13.8 million in the second quarter of 2025.

•	Gross margins of 27.8% decreased by 70-basis points on a year-on-year basis and decreased by 30-basis points on a sequential basis from the second quarter of 2025.

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GAAP net income of $0.9 million, compared to $1.9 million in the third quarter of 2024 and $0.1 million in the second quarter of 2025. Non-GAAP net income of $3.5 million, compared to $2.8 million in the third quarter of 2024 and $1.8 million in the second quarter of 2025. Results for the third quarter of 2025 included $2.0 million of severance and Finance & Accounting transition costs, while the second quarter of 2025 included $0.9 million of severance and Finance & Accounting transition costs. There were no comparable costs during the third quarter of 2024.

•	GAAP diluted earnings (loss) per share of $0.08, compared to $0.16 in the third quarter of 2024 and $0.01 in the second quarter of 2025.

•	Non-GAAP diluted earnings per share of $0.29, compared to $0.23 in the third quarter of 2024 and $0.15 in the second quarter of 2025.

•

During the third quarter, the Company repurchased 192,112 shares of Mastech Digital common stock under the previously announced share repurchase program authorized by our Board of Directors, for a total investment of approximately $1.5 million.

Nirav Patel, Mastech Digital’s President and Chief Executive Officer, stated, “Our third quarter results were impacted by ongoing macroeconomic and geopolitical uncertainties, which affected client activity and decision-making across the enterprise. Amid ongoing market challenges, we remain focused on controlling what we can and positioning the Company for long-term growth. To that end, we have launched EDGE – Efficiencies Driving Growth and Expansion – a structured transformation initiative aimed at optimizing our organization and operating model. EDGE focuses on driving higher revenue quality, process simplification and automation, and disciplined spend management to unlock capacity for reinvestment in strategic growth areas. We have seen these actions already yield improved operational efficiency and sharper resource alignment. By channeling these gains into capability building and market expansion, we believe EDGE will strengthen our competitive position and fuel sustainable value creation. We are pleased with our positive progress, and we look forward to providing further updates in the days ahead.

Our IT Staffing Services segment revenues declined 4.4% year-over-year. Our continued focus on disciplined pricing and emphasis on higher-value engagements delivered Company-record gross margins of 24.8% and a Company all-time high average bill rate of $86.60, despite our billable consultant headcount reducing by 11.6% year-over-year. While overall client activity continues to trend below prior-year levels, consistent with what we are seeing in broader market conditions, we believe our margin performance underscores the effectiveness of our execution strategy and operational rigor in a measured demand environment. Our Data and Analytics Services segment revenues declined 15.8% year-over-year, reflecting a challenging comparison against strong results in the second half of 2024. New bookings activity during the quarter remained subdued at $6.1 million. While near-term visibility remains limited, we continue to believe that long-term demand drivers underpinning this segment remain firmly intact. Mastech Digital is focused on aligning its delivery capabilities and go-to-market approach to capture growth opportunities as client spending patterns normalize.”

Commenting on the Company’s financial position, Kannan Sugantharaman, Mastech Digital’s Chief Financial and Operations Officer, stated, “On September 30, 2025, we had $32.7 million of cash balances on hand, no bank debt, and borrowing availability of $20.8 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement stood at 55-days on September 30, 2025, which is well within our targeted range.”

Conference Call:

Mastech Digital will host a conference call to discuss the Company’s third quarter 2025 financial results on November 12, 2025 at 9:00 a.m. Eastern Time. To listen to the conference call, please dial 1-877-269-7756 (domestic) or 1-201-689-7817 (international). The conference call will also be accessible via a live webcast on the Investor Relations section of the Mastech Digital website at mastechdigital.com. A replay will be available on this website following the call.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India. Visit us at www.mastechdigital.com.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Severance charges: From time to time, we incur severance expenses related to the termination by the Company of leadership and other key personnel. During the third quarter of 2025, we recorded severance charges associated with strategic initiatives we undertook to better align our organizational structure with our long-term growth objectives. During the third quarter of 2025, the Company recognized $0.3 million of severance expense within cost of goods sold. As this amount was not allocated to the reportable segments, the non-allocated charge contributed to a gross margin variance between the supplemental segment presentation and the consolidated financial results. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Finance and accounting transition expense: During the first quarter of 2025, the Company’s Board of Directors made the decision to implement a long-term cost-cutting initiative to transition the Company’s finance and accounting functions to India. During 2025, the Company expects to incur additional costs related to the duplication of resources and travel expenses during the training and knowledge transfer process. Additionally, the Company expects to pay severance expense related to this initiative. The Company estimates total transition and severance expenses to approximate $2.0 million. Post-transition cost savings are expected to approximate $1.2 million per annum. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the Company’s strategies, initiatives and expectations concerning its operations and operating results, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024.

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For more information, contact:

Liz Morgan, +1 972-896-1771, liz@mastechdigital.com

Mastech Digital, Inc.

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$32,747	$27,742
Accounts receivable, net	28,863	31,443
Prepaid and other current assets	7,680	7,020

Total current assets	69,290	66,205
Equipment, enterprise software and leasehold improvements, net	1,740	1,998
Operating lease right-of-use assets, net	2,865	3,832
Deferred income taxes	1,464	1,298
Deferred financing costs, net	118	189
Deferred compensation, net	1,125	—
Non-current deposits	446	444
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	8,359	10,308

Total assets	$112,617	$111,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,412	$4,683
Current portion of operating lease liability	1,287	1,265
Accrued payroll and related costs	16,872	13,750
Other accrued liabilities	1,001	879

Total current liabilities	22,572	20,577
Long-term liabilities:
Long-term operating lease liability, less current portion	1,466	2,486
Long-term severance liability	572	987

Total liabilities	24,610	24,050
Shareholders’ equity:
Common stock, par value $0.01 per share	136	135
Additional paid-in capital	41,215	38,277
Retained earnings	55,454	55,817
Accumulated other comprehensive income (loss)	(2,321)	(1,910)
Treasury stock, at cost	(6,477)	(4,885)

Total shareholders’ equity	88,007	87,434

Total liabilities and shareholders’ equity	$112,617	$111,484

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
Revenues	$48,496	$51,839	$145,910	$148,196
Cost of revenues	35,035	37,068	105,737	107,314

Gross profit	13,461	14,771	40,173	40,882
Selling, general and administrative expenses	12,641	12,332	41,179	37,156

Income (loss) from operations	820	2,439	(1,006)	3,726
Other income/(expense), net	415	133	689	373

Income (loss) before income taxes	1,235	2,572	(317)	4,099
Income tax expense (benefit)	294	697	46	994

Net income (loss)	$941	$1,875	$(363)	$3,105

Earnings (loss) per share:
Basic	$0.08	$0.16	$(0.03)	$0.27
Diluted	$0.08	$0.16	$(0.03)	$0.26
Weighted average common shares outstanding:
Basic	11,762	11,695	11,761	11,654

Diluted	11,945	12,011	11,761	11,949

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
GAAP Net Income (Loss)	$941	$1,875	$(363)	$3,105
Adjustments:
Amortization of acquired intangible assets	650	657	1,949	2,043
Stock-based compensation	729	542	2,338	1,553
Severance expense	1,084	—	2,725	—
Finance and accounting transition expense	937	—	1,625	—
Income tax adjustments	(874)	(305)	(2,221)	(920)

Non-GAAP Net Income	$3,467	$2,769	$6,053	$5,781

GAAP Diluted Earnings (Loss) Per Share	$0.08	$0.16	$(0.03)	$0.26

Non-GAAP Diluted Earnings Per Share	$0.29	$0.23	$0.50	$0.48

Weighted average common shares outstanding:
GAAP Diluted Shares	11,945	12,011	11,761	11,949

Non-GAAP Diluted Shares	11,945	12,011	12,032	11,949

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
Revenues:
Data and analytics services	$7,910	$9,398	$25,459	$26,341
IT staffing services	40,586	42,441	120,451	121,855

Total revenues	$48,496	$51,839	$145,910	$148,196

Gross Margin %:
Data and analytics services	46.0%	50.7%	45.1%	48.9%
IT staffing services	24.8%	23.6%	24.0%	23.0%

Total gross margin %[1]	28.3%	28.5%	27.7%	27.6%

Segment Operating Income (Loss):
Data and analytics services	$313	$1,145	$31	$1,435
IT staffing services	3,178	1,951	5,262	4,334

Subtotal	3,491	3,096	5,293	5,769
Amortization of acquired intangible assets	(650)	(657)	(1,949)	(2,043)
Severance expense	(1,084)	—	(2,725)	—
Finance and accounting transition expense	(937)	—	(1,625)	—
Interest income and other, net	415	133	689	373

Income (loss) before income taxes	$1,235	$2,572	$(317)	$4,099

(1)

Gross margin differences between the supplemental segment and consolidated results primarily reflect non-allocated severance expense of $0.3 million recorded in cost of goods sold during the third quarter of 2025.